Exhibit 10.3

SECOND AMENDMENT TO

COLLABORATION, OPTION AND LICENSE AGREEMENT

This Second Amendment (“Second Amendment”) is entered into as of June 5, 2018 (the “Second Amendment Effective Date”), by and between Adverum Biotechnologies, Inc., a Delaware corporation having an address at 1035 O’Brien Drive, Menlo Park, CA 94025 (“Adverum”), and Editas Medicine, Inc., a Delaware corporation having an address at 11 Hurley St., Cambridge, MA 02141 (“Editas”), and amends that certain Collaboration, Option and License Agreement, dated August 8, 2016, by and between Adverum and Editas, as amended by that certain Amendment to Collaboration, Option and License Agreement, dated January 25, 2018 (the “Agreement”). Adverum and Editas may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, Adverum and Editas are parties to the Agreement;

Whereas, the Parties desire to amend the Agreement as set forth herein.

Now, Therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 1.74 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.74  “Research Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i) completion of all research contemplated by the Research Plan (as may be amended from time to time by mutual agreement of the Parties) and (ii) November 16, 2018.

2.	The first sentence of Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Editas may elect, in its sole discretion, to exercise the Option with respect to the Initial Indication by providing written notice to Adverum at any time by November 16, 2018 (the “Initial Option Exercise Period”).”

3.

Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement. All references herein to paragraph or section location shall relate to the corresponding paragraph or section in the Agreement.

4.

Except as specifically set forth in this Second Amendment, the Agreement will continue in full force and effect without change. If there is any conflict between the terms of this Second Amendment and the Agreement, this Second Amendment will govern.

5.

This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Second Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

6.	Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, US, without reference to any rules of conflict of laws.

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In Witness Whereof, the Parties hereto have caused this Second Amendment to be executed and entered into by their duly authorized representatives as of the Second Amendment Effective Date.

Adverum Biotechnologies, Inc. By: /s/Leone Patterson________________ Name: Leone Patterson________________ Title: Interim CEO; CFO______________	Editas Medicine, Inc. By: /s/Andrew Hack___________________ Name: Andrew Hack___________________ Title: CFO___________________________

Signature Page to Second Amendment